Exhibit 3.15.2

                                    COMPOSITE
                          CERTIFICATE OF INCORPORATION
                                       of
                              MRT MANAGEMENT CORP.

                            (Under Section 242 of the
                General Corporation Law of the State of Delaware)

      The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

      FIRST: The name of the corporation (hereinafter called the "corporation") is:

                              MRT Management Corp.

      SECOND: The address, including street number, city and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation is:

      to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            "FOURTH:

                  1. The total number of shares of all classes of stock that this corporation shall have authority to issue is thirty thousand (30,000), consisting of (a) 10,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common"), (b) 10,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common" and together with the


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Class A Common, the "Common Stock"), and (c) ten thousand (10,000) shares of
Preferred Stock, $.001 par value per share (the "Preferred Stock").

                  2. Except as provided in Section 2.1 below, the Class A Common and the Class B Common shall be identical in all respects.

                        2.1 Voting Rights. Each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to full voting power. Except as any provision of law may otherwise require, no share of Class B Common Stock shall entitle the holder thereof to any voting power whatsoever, to any right to participate in any meeting of stockholders, or to have any notice of any meeting of stockholders.

                        2.2 Dividends. Subject to the rights of the Preferred Stock, the holders of Common Stock shall be entitled to participate in dividends , whether in cash, property or securities of the corporation, ratably on a per share basis, as and when dividends are declared or paid.

                        2.3 Liquidation. Subject to the rights of the Preferred Stock, the holders of Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

                  3. The Board of Directors is hereby expressly granted authority to authorize, from time to time in accordance with applicable law, the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series and the distinctive designations thereof;

                  (ii) The dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from


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            which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

                  (iii) Whether or not the shares of such series shall be
            redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

                  (iv) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary.

                  (v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vi) Whether or not the shares of such series shall have
            conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

                  (vii) The voting powers, if any, of such series; and


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                  (viii) Any other relative rights, preferences and limitations pertaining to such series.

                  4. The number of authorized shares of any class or series of capital stock of the corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the corporation entitled to vote thereon and the holders of such class or series, or of any other class or series of capital stock of the corporation shall not be entitled to vote on such amendment separately as a class or series."

      FIFTH: The name and the mailing address of the incorporator are as follows:

                     Andrew M. Singer, Esq.
                     Golenbock, Eiseman, Assor & Bell
                     437 Madison Avenue
                     New York, New York 10022-7302

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: In furtherance and not in limitation of the powers conferred upon the stockholders by statute the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation subject to the power of the stockholders to alter or repeal the by-laws made or altered by the board of directors.

      EIGHTH: Except as otherwise required in the by-laws of the corporation, election of directors need not be by written ballot.

      EIGHTH: The corporation elects out of and shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

      Signed at New York. New York on November 17, 1995.


                                       /s/ Andrew M. Singer
                                       ------------------------------
                                       Andrew M. Singer, Esq.,
                                       Incorporator